Exhibit 10.15
Global Telecom & Technology, Inc.
2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
STOCK OPTION AGREEMENT
     Unless otherwise defined herein, the terms defined in the Global Telecom & Technology, Inc. 2006 Employee, Director and Consultant Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement.
I.	NOTICE OF STOCK OPTION GRANT

Name:

Address:

     The undersigned Optionee has been granted an Option to purchase shares of Common Stock of the Company (“Shares”), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Expiration Date: As provided in Section 3 of this Option Agreement.
Vesting Schedule: This Option shall be vested according to the following vesting schedule:
25% of the Shares subject to the Option shall vest on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date, subject to Optionee’s Continuous Service (as defined in Section 11 of the Option Agreement) on such dates.
Exercise Schedule: To the extent vested, this Option shall be exercisable during its term as provided in Section 3 of the Option Agreement.

     II. AGREEMENT
     1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 31 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
     If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”).
     2. Exercise of Option.
          (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.
          (b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company.
     No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.
     The Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with this Option Agreement) from the Optionee (or other person entitled to exercise the Option), and (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) any other documents required by this Option Agreement or the Exercise Notice. Full payment may consist of any consideration and method of payment permitted by this Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10(c) of the Plan.

     Exercise of this Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
     3. Term. Optionee may not exercise the Option before the commencement of its term or after its term expires. During the term of the Option, Optionee may only exercise the Option to the extent vested. The term of the Option commences on the Date of Grant and expires upon the earliest of the following:
          (a) With respect to the unvested portion of the Option, upon termination of Optionee’s Continuous Service;
          (b) With respect to the vested portion of the Option, three (3) months after the termination of Optionee’s Continuous Service for any reason other than Optionee’s Disability, death or termination for Cause;
          (c) With respect to the vested portion of the Option, immediately upon the termination of Optionee’s Continuous Service for Cause;
          (d) With respect to the vested portion of the Option, one (1) year after the termination of Optionee’s Continuous Service due to Optionee’s Disability or death;
          (e) Immediately prior to the close of certain Corporate Transactions, subject to Paragraph 24(b) of the Plan; or
          (f) The day before the tenth (10th) anniversary of the Date of Grant.
     4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof:
          (a) cash or check;
          (b) subject to the discretion of the Administrator, consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, if any;
          (c) subject to the discretion of the Administrator, surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or
          (d) subject to the discretion of the Administrator, any other means of payment therefor set forth in Paragraph 9 of the Plan.
     5. Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this

Option, deliver to the Company an investment representation statement in a form satisfactory to the Company.
     6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.
     7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
8. Tax Obligations.
          (a) Withholding Taxes. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
          (b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.
     9. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.
     10. No Guarantee of Continued Employment or Service. Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as an Employee, Consultant or Director (not through the act of being hired, being granted this Option or acquiring shares hereunder). Optionee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an Employee, Consultant or Director for the vesting period, for any period, or at all, and shall not interfere in any way with Optionee’s right or the company’s right to terminate Optionee’s relationship as an Employee, Consultant or Director, as applicable, at any time, with or without cause.
     11. Definition of “Continuous Service.” “Continuous Service” means uninterrupted provision of services to the Company as an employee, a director or a consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence; (ii) transfers among the Company, any related entities or any successor entities, as either an employee, a director or a consultant; or (iii) any change in status as long as the individual remains in the service of the Company or a related entity as either an employee, a director or a consultant (except as otherwise provided in the Plan or this Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave.
     Optionee acknowledges receipt of a copy of the Company’s prospectus with respect to the Plan. Optionee further acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan, the prospectus, and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Optionee	Global Telecom & Technology, Inc.

Signature	By

Print Name	Title

Residence Address

EXHIBIT A
Global Telecom & Technology, Inc.
2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
EXERCISE NOTICE
Global Telecom & Technology, Inc.
8484 Westpark Drive, Suite 720
McLean, Virginia 22102
Attention:
     1. Exercise of Option. Effective as of today,                                         ,                    , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                                          shares of the Common Stock (the “Shares”) of Global Telecom & Technology, Inc. (the “Company”) under and pursuant to the 2006 Employee, Director and Consultant Stock PlanPlan (the “Plan”) and the Stock Option Agreement dated                                         ,                     (the “Option Agreement”). Unless otherwise defined herein, the terms defined in the Plan or the Stock Option Agreement shall have the same defined meanings in this Exercise Notice.
     2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.
     3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
     4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 10(c) of the Plan.
     5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.
     6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit

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of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.
     7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Plan Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Plan Administrator shall be final and binding on all parties.
     8. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws but not the choice of law rules of the State of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Option Agreement will continue in full force and effect.
     9. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Optionee	Global Telecom & Technology, Inc.

Signature	By

Print Name	Title

Residence Address

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SIGNATURE PAGE OF STOCK OPTION EXERCISE NOTICE